Exhibit 10.28


                                    AGREEMENT



Whereas, Five Star Electric Co., an electrical contractor located at 101-32 101st Street, Ozone Park, New York ("Five Star") is in negotiations to manage the completion of certain projects of High Rise Electric Inc., an electrical contractor located at 47-25 34th Street, Long Island City, New York ("High Rise"); and

Whereas, Five Star's commencement of managing such projects is expected to occur on or about January 1, 2005, which would necessitate the transfer of High Rise's manpower; and

Whereas, High Rise currently owes benefit contributions to the Joint Industry Board of the Electrical Industry ("Joint Industry Board") for its New York division (contractor #317) for the weeks ending November 10, 2004 through December 15, 2004, which benefits total approximately $932,347.43, and High Rise #317 owes contributions to the deferred salary plan for the weeks ending November 10 through December 15, 2004 in the amount of $131,602.03; and

Whereas, High Rise currently owes benefit contributions to the Joint Industry Board for its Westchester division (contractor #223) for the weeks ending November 10, 2004 through December 15, 2004, which benefits total approximately $101,037.90, and High Rise #223 owes contributions to the deferred salary plan in an unknown amount;

It is hereby stipulated and agreed that:

Five Star shall guarantee payment for any and all obligations incurred on behalf of the members of Local Union #3, IBEW, who worked for High Rise, contractors #317 and #223, including all outstanding wages and benefit contributions due up to and including the date that the transactions is consummated or abandoned (the "End Date"); and

Payment for such outstanding wages and benefits other than the last three (3) weeks shall be paid no later than January 3, 2005, but in no event shall High Rise's indebtedness on behalf of the members who work for High Rise be more than eight (8) weeks.

This guarantee is contingent upon Local #3's and the Joint Industry Board's approval to transfer High Rise's manpower to Five Star.

High Rise hereby irrevocably consents to transfer its manpower to Five Star.

FIVE STAR ELECTRIC CORP.



/s/  Gary Segal
------------------------
By:  Gary Segal
     President







JOINT INDUSTRY BOARD OF

THE ELECTRICAL INDUSTRY





/s/  Larry Jacobson
------------------------
By:  Larry Jacobson
     Chairman







HIGH RISE ELECTRIC INC.





/s/  Gregory Cuneo
-----------------------
By:  Gregory Cuneo
     Chairman